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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



  -    Clematis Bistro Corporation, 100%, Florida
  -    Sushi Enterprises, Inc., 100%, Florida
  -    Castle Room, Inc., 100%, Florida